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  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
                                    FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE TO THE
PAYOR -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

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
                                          GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                 NUMBER OF:
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 1.  An individual's account              The individual
 2.  Two or more individuals (joint       The actual owner of the ac-
     account)                             count or, if combined funds,
                                          any one of the
                                          individuals(1)
 3.  Husband and wife (joint account)     The actual owner of the ac-
                                          count or, if joint funds,
                                          either person(1)
 4.  Custodian account of a minor         The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)      The adult, or, if the minor
                                          is the only contributor, the
                                          minor(1)
 6.  Account in the name of guardian      The ward, minor, or incompe-
     or committee for a designated        tent person(3)
     ward, minor, or incompetent
     person
 7.  a: The usual revocable savings       The grantor-trustee(1)
     trust account (grantor is also
        trustee)
     b. So-called trust account that      The actual owner(4)
     is not a legal or valid trust
        under State law
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                                          GIVE THE EMPLOYER IDEN-
FOR THIS TYPE OF ACCOUNT:                 TIFICATION NUMBER OF:
----------------------------------------------------------------------
 8.  Sole proprietorship account          The owner(4)
 9.  A valid trust, estate or pension     The legal entity (Do not
     trust                                furnish the identifying
                                          number of the personal
                                          representative or trustee
                                          unless the legal entity
                                          itself is not designated in
                                          the account title.)(5)
10.  Corporate account                    The corporation
11.  Religious, charitable or             The organization
     educational organizational
     account
12.  Partnership account held in the      The partnership
     name of the business
13.  Association, club, or other          The organization
     tax-exempt organization
14.  A broker or registered nominee       The broker or nominee
15.  Account with the Department of       The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district
     or prison) that receives
     agriculture program payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.
- A financial institution.
- An organization exempt from tax under section 501(a), or an individual retirement plan.
- The United States or any agency or instrumentality thereof.
- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
- An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under section 584(a).
- An exempt charitable reminder trust, or a non-exempt trust described in section 4947(a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.
NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
- Payments of tax-exempt interest (including exempt-interest dividends under section 852).
- Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

Exempt payees described above must still complete the substitute form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE SUBSTITUTE FORM W-9 WITH THE PAYOR, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM AND WRITE "EXEMPT" ON THE FACE OF THE FORM.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045 and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.